JOHN HANCOCK WORLD FUND
                        John Hancock European Equity Fund
                        John Hancock Communications Fund
                      John Hancock Consumer Industries Fund


                 Abolition of John Hancock European Equity Fund,
                      John Hancock Communications Fund, and
                      John Hancock Consumer Industries Fund
                                       and
                            Amendment of Section 5.11


                 Abolition of John Hancock European Equity Fund,
                 -----------------------------------------------
                      John Hancock Communications Fund, and
                      -------------------------------------
                      John Hancock Consumer Industries Fund
                      -------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 1, 2002, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock European Equity Fund (Class A Shares, Class B Shares, and Class C Shares), John Hancock Communications Fund (Class A Shares, Class B Shares, and Class C Shares), and John Hancock Consumer Industries Fund (Class A Shares, Class B Shares, and Class C Shares), and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock European Equity Fund, Class A Shares, Class B Shares, and Class C Shares; John Hancock Communications Fund, Class A Shares, Class B Shares, and Class C Shares; and John Hancock Consumer Industries Fund, Class A Shares, Class B Shares, and Class C Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Funds are effective as of May 20, 2003.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 1, 2002, as amended from time to time, do hereby amend Section 5.11, effective May 20, 2003, as follows:


         1. Section 5.11 (a) shall be deleted and replaced with the following:

            Without limiting the authority of the Trustees set forth in
            Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
            John Hancock Pacific Basin Equities Fund, John Hancock Health Sciences Fund, John Hancock International Small Cap Growth
            Fund, and John Hancock Biotechnology Fund, each of which
            consists of Class A Shares, Class B Shares, and Class C Shares (the "Existing Series").
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         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 20th day of May, 2003.


/s/Dennis S. Aronowitz                                  /s/Maureen R. Ford
----------------------                                  ------------------
Dennis S. Aronowitz                                     Maureen R. Ford

/s/Richard P. Chapman, Jr.                              /s/William F. Glavin
--------------------------                              --------------------
Richard P. Chapman, Jr.                                 William F. Glavin

/s/William J. Cosgrove                                  /s/John A. Moore
----------------------                                  ----------------
William J. Cosgrove                                     John A. Moore

/s/John M. DeCiccio                                     /s/Patti McGill Peterson
-------------------                                     ------------------------
John M. DeCiccio                                        Patti McGill Peterson

/s/Richard A. Farrell                                   /s/John W. Pratt
---------------------                                   ----------------
Richard A. Farrell                                      John W. Pratt




         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.